UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2025 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously reported, on December 16, 2011, Delta Petroleum Corporation, a Delaware corporation (“Delta”), and its subsidiaries Amber Resources Company of Colorado, DPCA, LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc. and Castle Texas Production Limited Partnership filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On January 6, 2012, Castle Exploration Company, Inc., a subsidiary of Delta Pipeline, LLC (collectively, with Delta and the aforementioned subsidiaries, the “Debtors”), also filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors’ chapter 11 cases were consolidated for the purpose of joint administration under the caption In re Delta Petroleum Corporation, et al., Case No. 11-14006 (KJC). On August 16, 2012, the Bankruptcy Court entered an order confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012 (as confirmed, the “Plan”). On August 31, 2012 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code, the Plan became effective, the Debtors emerged from bankruptcy and Delta was renamed Par Petroleum Corporation, a Delaware corporation (the “Company”).

Upon emergence from Chapter 11 of the Bankruptcy Code, the Company adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”). The adoption of fresh start reporting resulted in the Company becoming a new entity for financial reporting purposes. References in this Current Report on Form 8-K to “Successor” refer to the Company on or after September 1, 2012, giving effect to (1) the cancellation of Delta common stock issued prior to the Effective Date; (2) the issuance of new Company common stock in accordance with the Plan; and (3) the application of fresh start reporting. References to “Predecessor” refer to Delta prior to the reorganization on August 31, 2012.

On October 29, 2012 (the “Engagement Date”), the Audit Committee of the Board of Directors of the Successor engaged Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”), to serve as the Successor’s new independent registered public accounting firm and to perform the audit as of December 31, 2012 and for the four month period then ended, including the review of the Successor’s quarterly reporting for the one month period included in the quarter ending September 30, 2012 and for each of the four quarters during the year ending December 31, 2013.

During the interim period from September 1, 2012 to the Engagement Date, the Successor consulted with EKS&H regarding the Successor’s unaudited interim consolidated financial statements for the one month period included in the quarter ending September 30, 2012. Specifically, EKS&H provided consulting services with respect fresh start reporting and financial reporting matters after the reorganization on September 1, 2012.

Except as set forth above, during the years ended December 31, 2010 and 2011 and during the interim period from January 1, 2012 to the Engagement Date, the Successor did not consult with EKS&H regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. In addition, EKS&H did not provide any services to either the Successor or the Predecessor prior to the Effective Date.

KPMG LLP (“KPMG”) will continue to serve as the Predecessor’s independent registered public accounting firm and to perform the audit of the eight month period ended August 31, 2012, including the review of the Predecessor’s quarterly reporting for the two month period included in the quarter ending September 30, 2012. Following the completion of such audit, the Predecessor is expected to dismiss KPMG as the Predecessor’s independent registered public accounting firm.

In connection with the audits for the years ended December 31, 2010 and 2011, and the subsequent interim period from January 1, 2012 through the date of this Current Report on Form 8-K, there were no: (1) disagreements between the Predecessor and KPMG, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement, or (2) reportable events set forth in Item 304(a)(1)(v) of Regulation S-K, except that KPMG’s audit over the effectiveness of internal control over financial reporting indicates that the scope of their work was not sufficient to enable them to express, and they did not express, an opinion on the Predecessor’s internal control over financial reporting as further noted below.

In addition, the audit report of KPMG on the consolidated financial statements of the Predecessor, as of December 31, 2010 and 2011 and for the years ended December 31, 2009, 2010 and 2011, and included in the Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2011, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG’s report on the consolidated financial statements of the Predecessor , as of December 31, 2010 and 2011 and for the years ended December 31, 2009, 2010 and 2011 contained a separate paragraph stating: “The accompanying financial statements have been prepared assuming that the [Predecessor] will continue as a going concern. As discussed in notes 2 and 3 to the financial statements, the [Predecessor] is currently operating pursuant to Chapter 11 of the U.S. Bankruptcy Code having filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware. There are no assurances as to management’s ability to construct and obtain confirmation of a plan of reorganization under the Bankruptcy Code, which raises substantial doubt about the [Predecessor]’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In addition, the audit report of KPMG on the internal control over financial reporting of the Predecessor, as of December 31, 2011, and included in the Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2011, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG’s report over the effectiveness of internal control over financial reporting contained a separate paragraph stating that: “Since management did not complete and support its evaluation of internal control over financial reporting with sufficient evidence, including documentation, and we were unable to apply other procedures to satisfy ourselves as to the effectiveness of the [Predecessor]’s internal control over financial reporting, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the effectiveness of the [Predecessor]’s internal control over financial reporting.” Such report also identified the following material weaknesses that were identified and included in management’s assessment of the effectiveness of internal control over financial reporting:

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Financial Reporting and Closing Process: The [Predecessor] did not maintain an effective financial reporting and closing process to prepare financial statements in accordance with generally accepted accounting principles (GAAP). The [Predecessor] determined that controls over timely and complete financial statement reviews, effective journal entry controls, and appropriate reconciliation processes were missing or ineffective. This material weakness resulted in material misstatements in the cash flow statement and accounting for deferred taxes that were corrected prior to the issuance of the financial statements. Further, the [Predecessor] was unable to complete regulatory filings timely as required by the rules of the SEC.

•

Qualified Personnel: The [Predecessor] lacked a sufficient number of qualified accounting personnel in key financial reporting positions to operate processes and controls over the year end close process. As a result, a reasonable possibility exists that material misstatements in the [Predecessor]’s financial statements will not be prevented or detected on a timely basis.

•

Risk Assessment: The [Predecessor]’s risk assessment controls did not address the impact of significant events, such as the filing of the bankruptcy petition, when evaluating the design and operating effectiveness of controls and the impact of such events on their financial statements. This material weakness resulted in misstatements in accounting for deferred financing costs and pre-petition liabilities that were corrected prior to the issuance of the financial statements. Furthermore, a reasonable possibility exists that material misstatements in the [Predecessor]’s financial statements will not be prevented or detected on a timely basis.

•

Control Monitoring: The [Predecessor]’s controls for monitoring the adequacy of the design and operating effectiveness of internal control over financial reporting across the [Predecessor] were ineffective. As a result, a reasonable possibility exists that material misstatements in the [Predecessor]’s financial statements will not be prevented or detected on a timely basis.

•

Significant Estimates: The [Predecessor]’s controls related to the review of various financial statement accounts involving significant estimates and judgments, including impairment testing for oil and gas properties, accounting for income taxes, asset retirement obligations, and oil & gas reserve assumptions were missing or ineffective. As a result, a reasonable possibility exists that material misstatements in the [Predecessor]’s financial statements will not be prevented or detected on a timely basis.

•

Information and Communication: The [Predecessor]’s controls for communicating employees’ internal control responsibilities, providing employees with information in sufficient detail and on time to enable them to carry out their responsibilities, and establishing adequate lines of communication across the organization to enable employees to discharge their financial reporting responsibilities were ineffective. As a result, a reasonable possibility exists that material misstatements in the [Predecessor]’s financial statements will not be prevented or detected on a timely basis.

KPMG has been authorized to respond fully to the inquiries of EKS&H concerning the subject matter of the foregoing.

The Company has provided each of EKS&H and KPMG with a copy of the disclosures in this Form 8-K and has requested that each of EKS&H and KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01. A copy of the letter, dated November 1, 2012, furnished by EKS&H in response to such request, is filed as Exhibit 16.1 to this Current Report on Form 8-K. A copy of the letter, dated November 1, 2012, furnished by KPMG in response to such request, is filed as Exhibit 16.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter of EKS&H, dated November 1, 2012.

16.2	Letter of KPMG LLP, dated November 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: November 1, 2012	/s/ R. Seth Bullock
R. Seth Bullock Chief Financial Officer

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